Exhibit 99.1

Execution Copy

Tops Markets, LLC
P.O. Box 1027

Buffalo, NY 14240-1027

October 7, 2010

William R. Mills

128 Spencer Place

Lewisburg, Pennsylvania, 17837

Dear Rick:

We are thrilled to offer you employment with Tops Markets, LLC (the “Company”).  You have an impressive background and we are looking forward to your joining our Company.  This letter confirms the terms of your employment.

General

During the initial term of your employment, you will serve as Senior Vice President of the Company, reporting to the Company’s Chief Executive Officer and to the Chairman of the Board. After a transition period, we anticipate you will assume the additional title and responsibilities of Chief Financial Officer, on December 1, 2010.  You will, subject to the direction and supervision of the Chief Executive Officer and the Board and the Company’s policies in effect from time to time, have supervision and control over, and responsibility for, such management and operational functions of the Company as are normally assigned to a person in such position or as may reasonably change from time to time and shall have such other powers and duties as may from time to time be prescribed by the Chief Executive Officer and the Chairman of the Board, consistent with the duties and authorities normally afforded to a senior vice president, and, subsequent to December 1, 2010, to a chief financial officer, of a company of the general size and type of the Company.

Subject to satisfactory completion of background and reference checks and drug testing, your employment by the Company will be effective on November 1, 2010 (the “Effective Date”), provided that, on or prior to such date, you have executed and delivered to the Company a counterpart signature page to this letter agreement.

For so long as you are employed by the Company, excluding any periods of vacation and disability leave to which you are entitled, you will devote your full business time and efforts, to the best of your ability, experience and talent, to the business and affairs of the Company.  You shall not be a member of the board of directors or other comparable governing body of any other entity or be employed by or act as a consultant to, or otherwise directly or indirectly engage in any other business activity on behalf of, any other entity, in each case, without the prior written consent of the Company.

Compensation

Beginning on the Effective Date and for so long as you shall be employed by the Company, you shall receive an annual base salary of $275,000 (the “Annual Base Salary”).  The Annual Base Salary shall be paid in accordance with the customary payroll practices of the Company, subject to customary withholding and other payroll taxes.  For so long as you are employed by the Company, you will be eligible to receive an annual bonus (the “Annual Bonus”) in the discretion of the Company’s Board of Directors (the “Board”) in an amount equal to up to 60% of your Annual Base Salary, which amount shall be determined in good faith by the Board based on quantitative and qualitative factors (including the Company’s performance relative to its budget for the applicable year) that the Board deems appropriate.  The amount of the Annual Bonus may be a greater or lesser percentage of your Annual Base Salary at the discretion of the Board based on the foregoing factors; provided, however, that the minimum Annual Bonus payable for 2010 shall be $25,000.  Any Annual Bonus shall be payable if you were employed by the Company on December 31 of the applicable year, and shall be pro rated for the current calendar year.

Options

Pursuant to a Non-Qualified Stock Option Agreement to be entered into between Tops Holding Corporation (“Holdings”) and you (the “Option Agreement”), and subject to the terms and conditions thereof, if you are then employed by the Company, Holdings will grant to you options (the “Options”) exercisable for 1000 shares of its common stock, par value $0.001 per share (“Common Stock”) on the Effective Date.

The Options will be exercisable, subject to vesting, for ten years from the date of grant.  The Options will have an exercise price per share equal to the Fair Market Value (as defined in Holdings’ 2007 Stock Incentive Plan (the “Plan”)) of a share of Common Stock on the Effective Date, and will vest as to 33 1/3% on each of the third, fourth and fifth anniversaries of the date of grant.  Upon a Change of Control (as defined in the Plan), subject to the terms and conditions of the Plan, the Options will accelerate and become fully vested.

Benefits

For so long as you are employed by the Company, you will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executives of the Company and you will be eligible for participation in and will receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to senior executives of the Company.

The Company will provide moving expenses for you and your spouse in accordance with the Company’s customary practices for senior executives and subject to the approval of the Board. In the event that you are subject to federal, state or local income tax (together, “Taxes”) as a result of the reimbursement of such expenses (the “Reimbursement Amount”), the Company will pay to you an additional amount (the “Gross-Up Payment”), such that the net amount retained by you, after taking into account (A) the payment of any Taxes resulting from the payment of the Reimbursement Amount or any additional Taxes imposed upon the Gross-Up Payment, and (B) the Tax benefit of any deduction or credit arising from the payment of any Taxes referred to in clause (A), shall be equal to the Reimbursement Amount; provided, however, that the Company shall not be responsible for and the Gross-Up Payment shall not include any interest or penalties imposed on you due to your failure to timely file and pay any

Taxes due; and provided, further, that the Gross-Up Payment shall be paid no later than the end of the year following the year in which the related Taxes are paid.

You will be entitled to receive reimbursement for all reasonable and documented out-of-pocket expenses incurred by you in connection with the performance of your duties hereunder, in accordance with the policies, practices and procedures of the Company as in effect from time to time.

For so long as you are employed by the Company, the Company shall provide you with the use of an automobile in accordance with the Company’s policies.

For so long as you are employed by the Company, you will be entitled to holidays and four weeks paid vacation in accordance with the policies of the Company applicable to other senior executives of the Company generally.

Your employment with the Company will be “at-will,” and you understand that either the Company or you may terminate your employment, at any time, with or without Cause (as defined below), with no prior notice.  No course of action typically followed by the Company, oral statement by any agent of the Company or statement in any benefits or policy manual or similar document describing the Company’s policies or procedures shall eliminate or limit the Company’s right to terminate your employment at any time, with or without Cause, unless such statement is in writing, is signed by an officer of the Company, and explicitly states that it is the intention to change your at-will employment into an employment for a term of years.

Termination

If your employment is terminated without Cause, (other than by reason of your death or Disability (as defined in the disability insurance plan covering you), and other than by reason of your resignation), then the Company will provide you with the following severance payments and/or benefits:

(i)            (A) on the date on which you would have received the next installment of your Annual Base Salary following the date on which such termination is effective (the “Termination Date”) had you then been employed by the Company, the Company shall pay to you a lump sum in the amount of your accrued but unpaid Annual Base Salary through the Termination Date, and (B) within 45 days of the Termination Date, the Company shall pay to you a lump sum in the amount of any unpaid reimbursable expenses and any unpaid amounts to which you are entitled pursuant to any of the Company’s or its affiliates’ benefit plans or programs in which you participated while you were employed by the Company (in the manner and in accordance with the terms of such plans and program, in each case through the Termination Date) (“Accrued Obligations”);

(ii)           the Company shall continue to pay you your Annual Base Salary in accordance with customary payroll practices (and subject to customary withholding and payroll taxes) until the first anniversary of the Termination Date (the “Severance Period”); and

(iii)          at the expense of the Company, you and members of your family shall be entitled to continue your participation in all welfare and benefit plans of the Company or its affiliates in which you were participating immediately prior to the Termination Date (as such benefits are from time to time in effect at the Company or its affiliates), until the earlier of (A) the expiration of the Severance Period and (B) the date that you are eligible to receive coverage and benefits from a new employer; provided, however, that if you are precluded from continuing your participation in any such welfare or benefit plan, then the Company shall pay you the economic equivalent of the benefits provided under such plan for the period specified above, it being understood that the economic equivalent of a benefit foregone shall be deemed to be the cost in the State of New York that would reasonably be incurred by you in obtaining such benefit yourself on an individual basis.

If your employment is terminated by the Company with Cause or by you for any reason, then the Company shall have no further payment obligations to you other than (i) for payment of the Accrued Obligations, and (ii) as otherwise required under the Consolidated Omnibus Budget Reconciliation Act of 1985.

If your employment is terminated due to your death or Disability (as defined in the long-term disability insurance plan covering you) , then the Company shall have no further payment obligations to you (or your legal representative, as applicable) other than for: (i) payment of the Accrued Obligations; (ii) continuance of benefits under the Company’s or its affiliates’ disability, life, welfare and benefit plans to the Termination Date; and (iii) as otherwise required under the Consolidated Omnibus Budget Reconciliation Act of 1985.

As used herein, the term “Cause” means (i) the willful failure by you to perform such duties as are reasonably requested by the Company’s Chief Executive Officer or Chairman of the Board, as determined in good faith by the Board, and such failure shall have continued for a period of ten (10) days after the Company gives written notice to you specifying such failure, (ii) the failure by you to observe material Company policies generally applicable to employees of the Company, (iii) gross negligence or willful misconduct by you in the performance of your duties, as determined in good faith by the Board, (iv) the commission by you of any act of fraud (including, without limitation, any material misrepresentation made by you to the Company or any of its predecessors or affiliates, including, without limitation, Morgan Stanley, and their respective agents, in connection with such party’s evaluation of you as a prospective employee), theft or financial dishonesty with respect to the Company or any of its affiliates, (v) your indictment, conviction of, or pleading no contest or nolo contendere to, any felony or a lesser crime involving dishonesty or moral turpitude, (vi) breach of any material provision of this letter, (vii) your failure to obtain or retain any permits, licenses or approvals which may be required by any state or local authorities in order to permit you to continue employment in the ordinary course, (viii) any act or omission that is materially injurious (financially or otherwise) to the Company or its reputation, (ix) chronic absenteeism or (x) alcohol or other substance abuse by you.  The Board shall determine whether Cause for termination exists.

Termination Obligations

Following the Termination Date, you shall, to the extent reasonably requested by the Company, and except as may be required by applicable law, cooperate in good faith with and assist the Company or any of its affiliates in the pursuit or defense of any claim, administrative charge or cause of action by or against the Company or any of its affiliates as to which you, by virtue of your employment with the Company, have relevant knowledge or information, including by acting as the Company’s representative in any such proceeding.

The Company’s obligations to make any payments hereunder in respect of any termination of your employment, other than payment of the Accrued Obligations, will be conditioned upon your execution and delivery of a customary general release in form and substance satisfactory to the Company.  Any payments hereunder that would otherwise be payable prior to your execution and delivery of a valid release will be accumulated and distributed to you on the 60th day following your termination of employment.

Notwithstanding anything to the contrary contained herein, upon termination of your employment for any reason, you shall be deemed to have given the Company notice of your resignation from any and all positions as officer of the Company and its affiliates and as member of the board of directors or other similar governing body of the Company and its affiliates, to the extent applicable.

Upon termination of your employment hereunder, you shall return any and all of the Company’s and its affiliates’ property (including, without limitation, all computers, keys, credit cards, identification tags, documents and other proprietary materials) and other materials.

Non-Compete/Non-Solicitation/Confidentiality/Assignment of Inventions/Non-Disparagement

For so long as you are employed by the Company and for one (1) year after the Termination Date (the “Non-Compete Period”), you shall not, and shall not permit any of your affiliates to, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any activity or represent any business whether now existing or hereafter established that competes with (or proposes or plans to compete with) the Company or its affiliates (a “Competitor”) (as determined in good faith by the Board) in any line of business engaged in or under development by the Company; nor shall you entice, induce or encourage any of the Company’s other employees to engage in any activity which, were it done by you, would violate any provision hereof.

During the Non-Compete Period, you agree that you will not, directly or indirectly: (i) attempt to contact, recruit or solicit any customers of the Company; (ii) enter into any agreement with any party to recruit or solicit such customers; (iii) request any customers of the Company to curtail or cancel their business with the Company; (iv) induce or attempt to induce any employee of the Company to leave the Company’s employment; (v) assist any other person or entity in requesting or inducing any such employee of the Company to leave such employment; or (vi) induce or attempt to induce any employee of the Company to join with you in any capacity, directly or indirectly.

From and after the date hereof (whether or not the conditions to the effectiveness of the Effective Date occur), you will not disclose or use at any time, any Confidential Information of which you are or become aware, whether or not such information is developed by you, except to the extent that such disclosure or use (i) is directly related to and required by your performance in good faith of duties assigned to you by the Company, or (ii) is required by applicable law.  In the event you are requested (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigate demand or similar process) to disclose any part of the Confidential Information, you will notify the Company promptly in writing so that the Company may seek an appropriate protective order.  Any required disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on you.  You shall deliver to the Company on the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company or any of its affiliates which you may then possess or have under your control.

As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its affiliates in connection with its business, including, but not limited to, information, observations and data obtained by you while employed by the Company or any predecessors thereof (including those obtained prior to the date of hereof) concerning (i) the business or affairs of the Company or such predecessors, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.

You hereby assign, transfer and convey to the Company all of your right, title and interest to all inventions discoveries or improvements (whether or not patented, copyrighted or trademarked) conceived or developed by solely by you, or jointly by you with others (“Work Product”), during the period during which you are employed by the Company (and for the Non-Compete Period if and to the extent such Work Product results from any work performed for the Company or any of its affiliates, any use of the Company’s or any of its affiliates’ premises or property or any use of the Company’s or any of its affiliates’ Confidential Information).  You will promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board (whether prior to or after the Termination Date) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates (whether before or after the Termination Date) in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.  You recognize and agree that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United States or corresponding foreign law.

You agree that, except as may be required by applicable law, you will not make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written), to any person other than the Board, that disparages the Company or any of its affiliates (including, without limitation, Morgan Stanley or any of its affiliates) or is likely in any way to harm the business or the reputation of the Company or any of its affiliates (including, without limitation, Morgan Stanley or any of its affiliates), or any of their respective former, present, or future managers, directors, officers, members, stockholders, employees, vendors, clients, successors or assigns.

If, from and after the Termination Date, you violate any provision of this letter agreement, then the Company’s obligations to make any payments or provide any benefits to you hereunder, other than the obligation to pay the Accrued Obligations, shall be terminated and of no further force or effect, without limiting or affecting your obligations set forth herein under the caption “Non-Compete/Non-Solicitation/Confidentiality/Assignment of Inventions/Non-Disparagement,” or the Company’s other rights and remedies available at law or equity.

Because your services are special, unique and extraordinary and because you have access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this letter agreement.  Therefore, in the event of a breach or threatened breach of this letter agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

Miscellaneous

Morgan Stanley shall be a third party beneficiary to the agreements made in this letter agreement and shall have the right to enforce such agreements directly against you.  Except as set forth in the preceding sentence, nothing herein is intended to, nor shall it, confer, expressly or by implication, upon any person or entity any right or remedy under or by reason of this letter agreement, whether as a purported third party beneficiary or otherwise.

This letter agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws principles.

In the event of a breach by you of the provisions of this letter agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days prior written notice to you, to set-off and apply any and all amounts at any time held by the Company on your behalf and all indebtedness at any time owing by the Company to you against any and all of your obligations now or hereafter existing.

To the extent any provision of this Agreement or action by the Company would subject you to liability for interest or additional taxes under Code Section 409A, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company. It is intended that this Agreement will comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. Each payment under this Agreement or any Company benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation §1.409A-2(b)(2)(iii) (or any similar or successor provisions). To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) (or any similar or successor provisions). This Agreement may be amended to the extent necessary (including retroactively) by the Company in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for your compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

You agree to adhere to any and all terms and conditions of your Employment Agreement with Weis Markets dated as of January 1, 2008 applicable to your employment with the Company, and acknowledge that the Company has not induced you in any way to violate such obligations, if any, to your former employer.

Rick, we are delighted to have you on the Tops team.  I am confident that you will continue to help us make Tops Markets an outstanding business in upstate New York.

[Signature Page Follows]

Please acknowledge your agreement by your signature and return a signed copy to me.

Sincerely,

TOPS MARKETS, LLC

	By:	/s/ Frank Curci
Name: Frank Curci
Title: President and Chief Executive Officer

AGREED AND ACKNOWLEDGED this 7th day of October, 2010

/s/ William R. Mills
William R. Mills